QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

FOR IMMEDIATE RELEASE

SPCC REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS

        LIMA, PERU, March 14, 2005—Southern Peru Copper Corporation (SPCC) (NYSE and LSE: PCU) today reported net earnings of $257.1 million, or diluted earnings per share of $3.21, for the fourth quarter of 2004 compared with net earnings of $43.2 million, or diluted earnings per share of 54 cents, for the fourth quarter of 2003.

        For the full-year 2004, net earnings were $596.8 million, or diluted earnings per share of $7.46 compared with $119.2 million, or diluted earnings per share of $1.49 after the cumulative effect of a change in accounting principle, which reduced earnings per share by 2 cents for the full year 2003. EBITDA increased to $1,004.9 million in 2004 compared to $290.4 million in the year 2003. The Company's cash and marketable securities increased 100% in 2004 to $591.3 million as of December 31, 2004.

        Sales of products were $624.8 million in the fourth quarter of 2004 compared with $245.7 million in the fourth quarter of 2003, an increase of 154.3% over the 2003 period. Sales of products for the full-year 2004 totaled $1,715.9 million compared with $798.4 million for 2003, an increase of 114.9% over the full-year 2003. Molybdenum and silver, the most important by-products of the Company, represented 30.6% of the total sales in the year 2004 and 15.7% in the year 2003. For the year 2004 molybdenum sales represented 28.9% of sales, silver 1.7% of sales and copper, the principal product of the Company, 68.6% of sales.

Metal Prices

        The average price for copper on the London Metal Exchange (LME) and New York Commodity Exchange (COMEX) in the fourth quarter of 2004 was $1.40 and $1.41 per pound, respectively, compared with 93 cents and 94 cents in the year earlier period. The average price for molybdenum, the Company's principal by-product, was $25.92 per pound this quarter, compared with $6.35 in the fourth quarter of 2003. The price of silver, another significant by-product, averaged $7.25 per ounce on the COMEX in the fourth quarter of 2004, compared with $5.28 in the fourth quarter of 2003.

        For the full-year 2004, the average price for copper on the LME and COMEX was $1.30 and $1.29 per pound, respectively, compared with 81 cents per pound in both markets in 2003. The price for molybdenum was higher in 2004 at $16.41 per pound compared to $5.32 per pound in 2003. The price for COMEX silver was higher in 2004 at $6.68 per ounce compared with $4.89 per ounce in 2003.

Production

        Mine copper production for the full-year 2004 increased 6.1% to 876 million pounds. This increase of 50.0 million pounds included 40.7 million pounds from the Toquepala mine, 21.7 million pounds from the Cuajone mine and a decrease of 12.4 million pounds in SX/EW production. The Toquepala concentrator processed 3% more in 2004, establishing a new milling record of 21.8 million tons. This increase in throughput was increased by higher ore grades and recoveries in 2004. The concentrator produced 580,110 tons of concentrate a new production record. The increase in production from the Cuajone mine is due to higher ore grades in 2004 and improved mill recoveries, which produced 752,941 tons of concentrate, also a new production record. SX/EW copper production decreased by 12.4 million pounds because of lower PLS grades.

        In 2004, SPCC's smelter processed 1.21 million tons of concentrates, 2.5% more than in 2003. Blister production was 702.6 million pounds, 2% more than in 2003. The Ilo refinery cathode production, however, was 618.8 million pounds, a decrease of 1% from 2003. This decrease is explained by interruptions in the flow of blister to the refinery during the first part of 2004, as a result of the Company's voluntary Supplementary Control Program. Loss of production early in the year could not be made up despite the increase in blister availability in the latter part of the year.

Results and Modernization Program:

        Commenting on the Company's economic results, for the fourth quarter of 2004, Mr. Oscar Gonzalez Rocha, President and Chief Executive Officer of SPCC said, "The improvement in Company earnings for both the fourth quarter of, and the year 2004 is principally due to increases in production and sales volume of copper, molybdenum and silver and significant increases in the price for copper and molybdenum."

        Reporting on the Company's modernization program, Mr. Oscar Gonzalez Rocha, said, "The Ilo smelter modernization project is moving ahead on schedule with detailed engineering and preliminary construction work in process in order to finish by the end of 2006. Additionally the Company's leaching dump, crushing and conveying project at the Toquepala mine is also progressing on schedule. The leaching dumps project investment through December 2004 is $44.3 million. The total budgeted investment for this project is $70 million and is scheduled for completion in mid-2005 with projected annual operating cost saving of $25 million."

        "The acquisition of the mining assets of Grupo Mexico is moving forward. The Company obtained regulatory approval for this transaction and the Company shareholders have been asked to approve the acquisition. As part of this transaction SPCC paid on March 1, 2005 a special dividend of $100 million prior to the closing to all of SPCC's existing shareholders. We expect to complete this transaction on March 28, 2005."

        "Also, commencing on January 28, SPCC began buying back the $199 million outstanding under the Peruvian bond program. We are paying 101 percent of the face value, plus accrued interest. We expect to complete the purchase of the bonds in April 2005. The Company is using the proceeds from the new $200 million unsecured term loan facility, signed on January 24, 2005, to fund the buy back. The new loan agreement will reduce interest cost and provide the Company with additional financial flexibility."

        "Mr. Oscar Gonzalez Rocha also said that the Company currently contemplates an anticipated reduction in the volume of copper produced of approximately 8% for 2005. This anticipated reduction in volume results from a decline in ore grade at the Company's Cuajone Mine. The effect of this anticipated reduction in copper volume production in respect of the Company's 2005 sales is subject to a variety of contingencies, including the price of copper and molybdenum during the year."

Other Relevant Information:

Combined SPCC results as of February 28, 2005 (includes both MM and SPCC)

        The SPCC Board of Directors meeting that concluded on March 11, 2005 did review the financial results for the fourth quarter of 2004 and full-year results. At the meeting, Company management also presented pro-forma un-audited financial statements and certain performance metrics for SPCC and Minera Mexico on a combined basis.

        Total pro forma copper production sold as of February 28, 2005 increased to 101.3 thousand metric tons. Each company contributed exactly 50% of volume sales. Pro forma molybdenum sales totaled 2,434 metric tons (SPCC Branch 76.9%, Minera Mexico 23.1%). Pro forma silver production amounted to 3,450 thousand ounces (SPCC Branch 18%, Minera Mexico 82%). Finally, pro forma zinc production sold amounted to 20.8 thousand metric tons of which MM contributed 100%.

        SPCC and Minera Mexico pro forma combined sales for the two-month period amounted to $542.9 million. Revenue generated by SPCC on a stand-alone basis amounted to 50.1% of the total, compared to 49.9% for Minera Mexico. Pro forma EBITDA amounted to $307.8 million (50.6% SPCC, 49.4% Minera Mexico). In terms of pro forma Net Income, SPCC generated $172 million (52.7% SPCC, 47.3% Minera Mexico).

        Southern Peru Copper Corporation (SPCC) is one of Peru's largest companies and one of the ten largest copper producers worldwide. The ownership of SPCC shares, either directly or through subsidiaries, is as follows: Grupo Mexico (54.2%), Cerro Trading Company (14.2%); Phelps Dodge (14.0%) and other shareholders (17.6%).

Forward-Looking Statements

        This press release may contain statements regarding SPCC's assumptions, projections, expectations, intentions or beliefs about future events. These statements are intended as "Forward-Looking Statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements with respect to SPCC or Minera Mexico, their corporate plans, future financial condition, future results of operations, future business plans, strategies, objectives and beliefs and all other statements that are not historical facts are forward looking. Statements containing the words "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," or other similar words are also forward looking. These statements are based on management's assumptions and beliefs in light of the information available to it. These assumptions involve risks and uncertainties which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Forward-looking statements are not guarantees of future performance and actual results may differ materially from estimates in the forward-looking statements. No obligation to revise these forward-looking statements to reflect events or circumstances after the date of this release is undertaken.

Southern Peru Copper Corporation
and Subsidiaries

SUMMARY OF EARNINGS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	%	2004	2003	%
	(in millions, except for per share data)
Sales	$624.8	$245.7	154.3	$1,715.9	$798.4	114.9

Earnings before taxes on income, minority interest and cumulative effect of the change in accounting principle	384.0	81.8	369.3	916.7	206.9	343.1
Taxes on income	125.0	38.2	226.9	315.2	85.0	270.8
Minority interest of investment shares	1.9	0.4	358.7	4.7	1.2	308.2

Earnings before cumulative effect of the change in accounting principle	257.1	43.2	495.6	596.8	120.7	394.3
Cumulative effect of the change in accounting principle, net of income tax.	—	—		—	1.5	(100.0)

Net earnings	$257.1	$43.2	495.6	$596.8	$119.2	400.7

Weighted average common shares outstanding (Basic)	80.0	80.0		80.0	80.0

Weighted average common shares outstanding (Diluted)	80.0	80.0		80.0	80.0

Per common share amounts:
Earnings before cumulative effect of the change in accounting principle	$3.21	$0.54		$7.46	$1.51
Cumulative effect of the change in accounting principle, net of income tax	—	—		—	(0.02)

Net earnings—Basic and Diluted	$3.21	$0.54		$7.46	$1.49
Dividends paid	$0.82	$0.23		$2.39	$0.57

Southern Peru Copper Corporation and Subsidiaries

Average Metal Prices

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2004	2003	%	2004	2003
Copper (per pound—LME)	$1.40	$0.93	50.5	$1.30	$0.81	60.5
Copper (per pound—COMEX)	$1.41	$0.94	50.0	$1.29	$0.81	59.3
Silver (per ounce—COMEX)	$7.25	$5.28	37.3	$6.68	$4.89	36.6
Molybdenum (per pound-Metals Week Mean)	$25.92	$6.35	308.2	$16.41	$5.32	208.5

Metal Production and Sales

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2004	2003	%	2004	2003	%
Copper (000s pounds)
Mined	222,900	212,500	4.9	876,000	826,000	6.1
Refined	182,300	184,900	(1.4)	711,700	731,400	(2.7)
Sales	250,400	226,600	10.5	864,400	827,100	4.5
Silver (000s ounces)
Mined	1,313	1,216	8.0	4,523	4,270	5.9
Refined	1,063	1,001	6.2	3,823	3,599	6.2
Sales	1,335	1,266	5.5	4,598	4,192	9.7
Molybdenum (000s pounds)
Mined	7,511	5,364	40.0	23,503	19,886	18.2
Sales	7,415	5,332	39.1	23,503	19,953	17.8

Southern Peru Copper Corporation
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2004	2003		2004	2003
	(in thousands, except for per share data)
			%			%
Net sales	$624,755	$245,694	154	$1,715,919	$798,406	115
Operating costs and expenses:
Cost of sales (exclusive of depreciation, amortization and depletion shown separately below)	206,446	131,594	57	672,171	468,453	43
Administrative and other expenses	8,443	6,958	21	29,882	27,247	10
Depreciation, amortization and depletion	20,196	18,895	7	77,753	73,579	6
Exploration expense	2,847	3,223	(12)	9,014	12,293	(27)

Total operating costs and expenses	237,932	160,670	48	788,820	581,572	36

Operating income	386,823	85,024	355	927,099	216,834	328
Interest income	2,369	991	139	5,987	3,363	78
Other income and (expense)	(3,078)	(673)	357	(5,908)	(133)	4,342
Interest expense	(2,085)	(3,511)	(41)	(10,441)	(13,165)	(21)

Earnings before taxes on income, minority interest and cumulative effect of the change in accounting principle	384,029	81,831	369	916,737	206,899	343
Taxes on income	125,024	38,243	227	315,237	84,969	271
Minority interest of investment shares	1,899	414	359	4,727	1,158	308

Earnings before cumulative effect of the change in accounting principle	257,106	43,174	496	596,773	120,772	394
Cumulative effect of the change in accounting principle, net of income tax	—	—	—	1,541	(100)

Net earnings	$257,106	$43,174	496	$596,773	$119,231	401

Per common share amounts:
Earnings before cumulative effect of the change in accounting principle	$3.21	$0.54		$7.46	$1.51
Cumulative effect of the change in accounting principle	—	—		—	(0.02)

Net earnings—basic and diluted	$3.21	$0.54		$7.46	$1.49
Dividends paid	$0.82	$0.23		$2.39	$0.57
Weighted average common shares outstanding (Basic)	80,017	80,018		80,016	80,012

Weighted average common shares outstanding (Diluted)	80,017	80,026		80,016	80,017

Southern Peru Copper Corporation
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
	(in thousands)
OPERATING ACTIVITIES:
Net earnings	$257,105	$43,174	$596,773	$119,231
Cumulative of effect of the change in accounting principle, net of income tax	—	—	—	1,541
Depreciation, amortization and depletion	20,196	18,895	77,753	73,579
Capitalized mine stripping	(11,940)	(10,972)	(37,051)	(40,195)
Minority interest of investment shares	1,899	414	4,727	1,158
Cash provided from (used for) operating assets and liabilities	30,835	8,764	61,025	14,326
Other, net	2,904	13,716	14,070	21,346

Net cash provided from operating activities	300,999	73,991	717,297	190,986

INVESTING ACTIVITIES:
Capital expenditures	(61,716)	(15,468)	(171,688)	(49,834)
Proceeds from (purchase of) held-to-maturity investment	(45,267)	—	(45,267)	—
Other, net	—	—	—	55

Net cash used for investing activities	(106,983)	(15,468)	(216,955)	(49,779)

FINANCING ACTIVITIES:
Debt incurred (repaid)	(5,000)	—	(60,000)	50,000
Escrow (deposits) withdrawals on long-term loans	(291)	(94)	(5,532)	89
Dividends paid	(65,974)	(18,044)	(191,360)	(45,352)
Distribution to minority interest	(487)	(141)	(1,465)	(408)
Treasury stock and investment share purchases, net	12	(31)	(21)	(526)

Net cash provided from (used for) financing activities	(71,740)	(18,310)	(258,378)	3,803

Effect of exchange rate changes on cash	5,136	310	8,593	2,925

Net increase in cash and cash equivalents	$127,412	$40,523	$250,557	$147,935

Southern Peru Copper Corporation and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)

	December 31, 2004	December 31, 2003	Variance
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$546,029	$295,472	84.8%
Marketable securities	45,267	—	—
Accounts receivable, net	308,031	89,238	245.2
Inventories	96,940	76,692	26.4
Other current assets	17,286	14,549	18.8

Total current assets	1,013,553	475,951	113.0
Net property	1,217,479	1,118,202	8.9
Capitalized mine stripping, net	244,013	215,207	13.4
Intangible assets	106,454	109,007	(2.3)

Other assets	15,631	12,385	26.2

Total Assets	$2,597,130	$1,930,752	34.5%
LIABILITIES
Current liabilities:
Current portion of long-term debt	$32,314	$60,000	(85.7)%
Accounts payable	100,708	48,322	108.4
Accrued liabilities	328,425	78,875	316.4

Total current liabilities	461,447	187,197	146.5

Long-term debt	256,729	289,043	(11.2)
Deferred income taxes	116,277	110,075	5.6
Other liabilities and reserves	24,851	15,854	56.7
Asset retirement obligation	5,643	5,267	6.7

Total non-current liabilities	403,500	420,239	(4.0)

MINORITY INTEREST	11,284	7,913	42.6

STOCKHOLDERS' EQUITY
Common stock (a)	261,958	261,875	—
Retained earnings	1,458,941	1,053,528	38.5

Total stockholders' equity	1,720,899	1,315,403	30.8

Total Liabilities, Minority Interest and Stockholders' Equity	$2,597,130	$1,930,752	34.5%

(a) Common Shares: Authorized	34,099	34,099
Outstanding	14,117	14,116
Class A Common Shares: Authorized and Outstanding	65,901	65,901

Southern Peru Copper Corporation
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended Decemebr 31,
	2004	2003	2004	2003
	(in thousands)		(in thousands)
CAPITAL STOCK:
Common Stock, balance at beginning and end of period	$143	$143	$143	$143

Class A Common Stock, balance at beginning and end of period	$659	$659	$659	$659

ADDITIONAL PAID-IN CAPITAL, balance at beginning and end of period	$265,745	$265,745	$265,745	$265,745

TREASURY STOCK:
Balance at beginning of period	$(4,601)	$(4,776)	$(4,672)	$(4,821)
Used for corporate purposes	12	104	83	149

Balance at end of period	$(4,589)	$(4,672)	$(4,589)	$(4,672)

RETAINED EARNINGS:
Balance at beginning of period	$1,267,810	$1,028,398	$1,053,528	$979,649
Net earnings	257,105	43,174	596,773	119,231
Dividends paid	(65,974)	(18,044)	(191,360)	(45,352)
Stock awards	—	—	—	—

	1,458,941	1,053,528	1,458,941	1,053,528

TOTAL STOCKHOLDER'S EQUITY	$1,720,899	$1,315,403	$1,720,899	$1,315,403

QuickLinks

FOR IMMEDIATE RELEASE
SPCC REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS
Southern Peru Copper Corporation and Subsidiaries
SUMMARY OF EARNINGS (Unaudited)
Southern Peru Copper Corporation and Subsidiaries Average Metal Prices
CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)
Southern Peru Copper Corporation and Subsidiaries CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
Southern Peru Copper Corporation and Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)
Southern Peru Copper Corporation and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (unaudited)